Exhibit 99.1

Vistas Media Acquisition Company Inc. Announces
that the SEC Has Declared Anghami’s Form F-4 Effective in Connection
with its Previously Announced Business Combination with Anghami

NEW YORK, NY – December 21, 2021 – Anghami Inc. (“Anghami” or the “Company”), the leading music streaming platform and service in the Middle East and North Africa, and Vistas Media Acquisition Company Inc. (NASDAQ: VMAC) (“VMAC”), a publicly traded special purpose acquisition company, announced today that the registration statement on Form F-4 filed by Anghami with the Securities and Exchange Commission (“SEC”) was declared effective by the SEC on December 16, 2021. The registration statement was filed in connection with the previously announced business combination between VMAC and Anghami.

The Company has scheduled a Special Meeting of Stockholders for January 19, 2022 to approve the Business Combination. The closing of the Business Combination is subject to completion of previously disclosed closing conditions and approvals contained in the merger agreement and is expected to close promptly after the Special Meeting. Upon the closing of the Business Combination, the Company will operate under the Anghami name and is expected to be listed on NASDAQ trading under the new symbol “ANGH”.

The registration statement contains the proxy statement / prospectus and is available through the SEC’s website at www.sec.gov or on VMAC’s website at vmac.media.

About Vistas Media Acquisition Company Inc.

Vistas Media Acquisition Company Inc. is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities in the Global Media and Entertainment sector.

To learn more about Vistas Media Acquisition Company Inc., please visit https://vmac.media.

About Anghami Inc.

Anghami is the leading digital music entertainment technology platform in the Middle East and North Africa, with the largest catalog comprising more than 57 million songs available for more than 70 million users. When it launched in 2012, Anghami was the first music-streaming platform in MENA. In digitizing the region’s music, it has become the best-known and best-loved brand in music streaming in MENA. Today, Anghami features licensed content from leading Arabic labels, independent artists and distributors. Anghami also features music from the major International labels such as Universal, Sony, Warner and is continuously licensing new content. Headquartered in Abu Dhabi, it has offices in Beirut, Dubai, Cairo and Riyadh and operates in 16 countries across MENA. It is the only service available in English, Arabic and French, and remains close to its customer base, not only thanks to its pan-regional presence but also via the 56 million user data points it generates every day.

To learn more about Anghami, please visit: https://anghami.com.

Additional Information and Where to Find It

In connection with the proposed business combination between VMAC and Anghami, Anghami filed a registration statement on Form F-4 (File No. 333-260234) (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective on December 16, 2021, with respect to Anghami’s securities to be issued in connection with the proposed business combination, and VMAC filed a definitive proxy statement in connection with VMAC’s solicitation of proxies for the vote by VMAC’s stockholders in connection with the proposed business combination and other matters as described in the proxy statement, as well as the prospectus relating to the offer of the securities to be issued to VMAC’s stockholders in connection with the completion of the business combination. VMAC has mailed the definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed business combination. VMAC’s stockholders and other interested persons are advised to read the Registration Statement and the amendments thereto and the definitive proxy statement/consent solicitation/prospectus, in connection with VMAC’s solicitation of proxies for its special meeting of stockholders to be held on January 19, 2022 to approve, among other things, the proposed business combination (the “Special Meeting”), because these documents contain important information about VMAC, Anghami and the proposed business combination.

VMAC’s stockholders may also obtain a copy of the proxy statement/prospectus, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by VMAC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to fjc@vmac.media.

Participants in Solicitation

VMAC and its directors and executive officers may be deemed participants in the solicitation of proxies from VMAC’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in VMAC will be included in the proxy statement/prospectus for the proposed business combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed business combination when available.

Anghami and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of VMAC in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination, which will be made available as noted in the above paragraph.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. VMAC’s and Anghami’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the satisfaction of the closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside VMAC’s and Anghami’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Business Combination Agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against VMAC and Anghami following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of VMAC and Anghami, certain regulatory approvals, or satisfy other conditions to closing in the Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on Anghami’s business and/or the ability of the parties to complete the proposed business combination; (6) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that Anghami or VMAC may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the final prospectus of VMAC for its initial public offering, including those under “Risk Factors” therein, and in VMAC’s other filings with the SEC. VMAC cautions that the foregoing list of factors is not exclusive. VMAC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. VMAC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts:

VMAC:

F. Jacob Cherian, CEO

+1 212- 859-3525

fjc@vmac.media

Investor Contact:

Ashley DeSimone / Brett Milotte, ICR

Ashley.desimone@icrinc.com / Brett.milotte@icrinc.com

Middle East Media:

Dhanya Issac / Omar Nasro, ASDA’A BCW

Dhanya.Issac@bcw-global.com / Omar.Nasro@bcw-global.com

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